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                                                                     EXHIBIT 5.1
                                FOLEY & LARDNER
                                ATTORNEYS AT LAW
                              POST OFFICE BOX 3391
                           TAMPA, FLORIDA 33601-3391
                100 NORTH TAMPA STREET, SUITE 2700 33602-5804
                          TELEPHONE (813) 229-2300
                          FACSIMILE (813) 221-4210

                                 June 19, 1998

FARO Technologies, Incorporated
125 Technology Park
Lake Mary, Florida  32746

                    RE:  Registration Statement on Form S-1

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-1 (the "Registration Statement"), of FARO Technologies, Incorporated (the "Company"), under the Securities Act of 1933, as amended (the "Act"), for the registration of 343,750 shares of common stock, par value $.001 the "Shares").

     As counsel for the Company, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company; (a) the proceedings of the Board of Directors of the Company relating to the issuance of the Shares; and
(b) such other Company records, documents and matters of law as we have deemed to be pertinent.

     Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

     2. The Shares are duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.



                                        FOLEY & LARDNER

                                        By: /s/ Martin A. Traber
                                           --------------------------
                                           MARTIN A. TRABER